Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries included in our consolidated financial statements and the state or country of incorporation of each:

Organization	Percentage of ownership	State or other jurisdiction of ownership
Alphagen Capital Limited	100	UK
Gartmore Group Limited	100	Cayman Islands
Gartmore Investment Limited	100	UK
Gartmore Investment Management Limited	100	UK
Gartmore Investment Services Limited	100	UK
Gartmore Services Limited	100	Jersey (Channel Islands)
Henderson Administration Limited	100	UK
Henderson Alternative Investment Advisor Limited	100	UK
Henderson Asset Management Limited	100	UK
Henderson Equity Partners (GP) Limited	100	UK
Henderson Equity Partners Funds Limited	100	Jersey (Channel Islands)
Henderson Equity Partners India Private Limited	100	India
Henderson Equity Partners Jersey (GP) Limited	100	Jersey (Channel Islands)
Henderson Equity Partners Limited	100	UK
Henderson Fund Management (Luxembourg) SA	100	Luxembourg
Henderson Fund Management Limited	100	UK
Henderson Global Group Limited	100	Ireland
Henderson Global Investors (Brand Management) Sarl	100	Luxembourg
Henderson Global Investors (Holdings) Limited	100	UK
Henderson Global Investors (International Holdings) BV	100	Netherlands
Henderson Global Investors (Ireland) Limited	100	Ireland
Henderson Global Investors (North America) Inc	100	Delaware
Henderson Global Investors Asset Management Limited	100	UK
Henderson Global Investors Geneva (Luxembourg) Finance SA	100	Luxembourg
Henderson Global Investors Geneva Finance Limited	100	UK
Henderson Global Investors Limited	100	UK
Henderson Group Holdings Asset Management Limited	100	UK
Henderson Holdings Group BV	100	Netherlands
Henderson Holdings Group Limited	100	UK
Henderson Holdings Limited	100	UK
Henderson International Inc	100	Delaware
Henderson Investment Funds Limited	100	UK
Henderson Management SA	100	Luxembourg
Henderson Nominees Limited	100	UK
Henderson Secretarial Services Limited	100	UK
Henderson Unit Trusts Limited	100	UK
HEP (GP) Limited	100	UK
HGI (Investments) Limited	100	UK

HGI Asset Management Group Limited	100	UK
Janus Henderson (Holdings) Limited	100	UK
HGP2 Limited	100	UK
HPC Nominees Limited	100	UK
INTECH Investment Management LLC	97.1	Delaware
Janus Capital (Schweiz) LLC	100	Switzerland
Janus Capital Group Inc.	100	Delaware
Janus Capital Institutional Advisers LLC	100	Delaware
Janus Capital International Limited	100	UK
Janus Capital Management LLC	100	Delaware
Janus Capital Singapore Pte. Limited	100	Singapore
Janus Capital Trust Manager Limited	100	Ireland
Janus Distributors LLC	100	Delaware
Janus Henderson Indices LLC	100	Delaware
Janus Henderson Investment Consulting (Beijing) Limited	100	China
Janus Henderson Investors (Australia) Funds Management Limited	100	Australia
Janus Henderson Investors (Australia) Institutional Funds Management Limited	100	Australia
Janus Henderson Investors (Australia) Limited	100	Australia
Janus Henderson Investors (Hong Kong) Limited	100	Hong Kong
Janus Henderson Investors (Japan) Limited	100	Japan
Janus Henderson Investors (Jersey) Limited	100	UK
Janus Henderson Investors (Schweiz) AG	100	Switzerland
Janus Henderson Investors (Singapore) Limited	100	Singapore
Janus Henderson Investors Taiwan Ltd.	100	Taiwan
Janus Henderson Jersey (Holdings) Limited	100	UK
Janus Holdings LLC	100	Nevada
Janus International Holding LLC	100	Nevada
Janus Management Holdings Corporation	100	Delaware
Janus Services LLC	100	Delaware
Janus UK Holdings Corporation Limited	100	UK
Kapstream Capital Pty Limited	100	Australia
New Star Asset Management (Bermuda) Limited	100	Bermuda
New Star Asset Management Group Limited	100	UK
Optimum Investment Management Limited	100	UK
Perkins Investment Management LLC	100	Delaware
UKFP (Asia) Nominees Limited	100	British Virgin Islands
VS Holdings, Inc.	100	Delaware
Interests in joint ventures
None

Certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X, have been omitted.